SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of Earliest Event Reported): April 1, 2008
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (626) 683-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Items 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statement and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1

Items 1.01. Entry into a Material Definitive Agreement.
     On April 1, 2008, CSK Auto Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with O’Reilly Automotive, Inc. (“O’Reilly”) and an indirect wholly-owned subsidiary of O’Reilly pursuant to which the Company will become a wholly-owned subsidiary of O’Reilly.
     In order to effectuate its acquisition of the Company, O’Reilly has agreed to commence an exchange offer pursuant to which each share of the Company’s common stock tendered in the exchange offer will be exchanged for (a) a number of shares of O’Reilly’s common stock equal to the “exchange ratio” (as calculated below), plus (b) $1.00 in cash (subject to possible reduction as described below). Pursuant to the Merger Agreement, the “exchange ratio” will equal $11.00 divided by the average trading price of O’Reilly’s common stock during the five consecutive trading days ending on and including the second trading day prior to the closing of the exchange offer; provided, that if such average trading price of O’Reilly’s common stock is greater than $29.95 per share, then the exchange ratio will be 0.3673, and if such average trading price is less than $25.67 per share, then the exchange ratio will be 0.4285. If such average trading price is less than or equal to $21.00 per share, the Company may terminate the Merger Agreement unless O’Reilly exercises its option to issue an additional number of its shares or increase the amount of cash to be paid such that the total value of O’Reilly common stock and cash exchanged for each share of the Company’s common stock is at least equal to $10.00 (less any possible reduction of the cash component of the offer price as described below).
     Upon completion of the exchange offer, any remaining shares of the Company’s common stock will be acquired in a second-step merger at the same price at which shares of the Company’s common stock were exchanged in the exchange offer.
     The acquisition transaction is expected to be completed during the second quarter of the Company’s fiscal year ending February 1, 2009 and is subject to regulatory review and customary closing conditions, including that at least a majority of the Company’s outstanding shares of common stock be tendered in the exchange offer and the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     The Merger Agreement includes customary representations, warranties and covenants by the Company, including covenants (a) to cease immediately any discussions and negotiations with respect to an alternate acquisition proposal, (b) not to solicit any alternate acquisition proposal and, with certain exceptions, not to enter into discussions concerning or furnish information in connection with any alternate acquisition proposal, and (c) subject to certain exceptions, for the Company’s board of directors not to withdraw or modify its recommendation that the Company’s stockholders tender shares into the exchange offer. In addition, the Company has agreed to use reasonable best efforts to obtain appropriate waivers or consents under the Company’s credit or debt agreements and instruments if needed or if requested by O’Reilly to remedy any default or event of default thereunder that may arise after the date of the Merger Agreement (the “Credit Agreement Waivers”). The $1.00 cash component of the offer price for each share of the Company’s common stock tendered in the exchange offer will be subject to reduction in the event that the Company pays more than $3.0 million to its lenders in order to obtain any Credit Agreement Waivers.
     The Merger Agreement contains certain termination rights for both the Company and O’Reilly, including if the exchange offer has not been consummated or if the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has not occurred, in either case on or before the date that is 180 days after the date of the Merger Agreement and provisions that permit termination in connection with the exercise of the fiduciary duties of the Company’s board of directors with respect to superior offers. The Merger Agreement further provides that upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay O’Reilly a termination fee of $22.0 million.
     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
     The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or O’Reilly. The Merger Agreement contains representations and warranties of each of the Company and O’Reilly made to the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
Additional Information About the Proposed Transaction and Where To Find It
In connection with the exchange offer, O’Reilly intends to file a registration statement on Form S-4 and a Schedule TO with the Securities Exchange Commission (the “Commission”) and the Company intends to file a solicitation/recommendation statement on Schedule 14D-9. Such documents, however, are not currently available. These documents will contain important information about the transaction and should be read before any decision is made with respect to the exchange offer. Investors will be able to obtain free copies of the registration statement, Schedule TO, and Schedule 14D-9, as well as other filings containing information about O’Reilly and the Company, without charge at the Commission’s website (http://www.sec.gov) once such documents are filed with the Commission. A free copy of the exchange offer materials, when they become available, may also be obtained from O’Reilly or the Company.
Item 9.01. Financial Statement and Exhibits.
The following exhibits are filed as part of this report.

Exhibit	Description

2.1	Agreement and Plan of Merger among O’Reilly Automotive, Inc., OC Acquisition Company, and CSK Auto Corporation, dated April 1, 2008. (The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)
Safe Harbor for Forward-Looking Statements
     Statements in this Current Report on Form 8-K, including the exhibits, may contain certain forward-looking statements relating to the Company and its expectations for the proposed acquisition of the Company by O’Reilly that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All such statements concerning activities, events or developments that the Company expects, believes, or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are based on current expectations, forecasts, and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the proposed transaction will not close because of a failure to satisfy one or more of the closing conditions; and the risk that the Company’s business will have been adversely impacted during the pendency of the proposed transaction. Additional information on these and other risks, uncertainties, and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except for any obligation to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: April 7, 2008

CSK AUTO CORPORATION
By:	/s/ Randi Val Morrison
Name: Randi Val Morrison
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger among O’Reilly Automotive, Inc., OC Acquisition Company, and CSK Auto Corporation, dated April 1, 2008. (The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)

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